Exhibit 99.3

Article 11

Indemnification of Directors, Officers and Employees

11.01.  "Liability;" "Expense." As used in this Article 11 the terms "liability" and "expense" shall include but shall not be limited to attorneys' fees and disbursements and amounts of judgment, fines or penalties against and amounts paid in settlement, and expenses actually and reasonably incurred with respect to a proceeding by the directors, officers or employees.

11.02.  "Claim." As used in this Article 11, the term "claim" shall include: (i) any claim, action, suit or proceeding, whether actual or threatened, brought by or in the right of this Corporation or another entity or otherwise, civil, criminal or administrative or in connection with an investigation or appeal relating thereto, (ii) against a person who is or was a director, officer or employee of this Corporation or a person who was serving as a director, officer or employee of any other entity at the request of this Corporation, and (iii) which is asserted against or threatened against him, as a party or otherwise, by reason of his having been a director, officer or employee of this Corporation or such other entity or by reason of any past or future action taken or not taken in his capacity as such director, officer or employee, whether or not he continues to be such at the time the claim is asserted or threatened.

11.03.  Indemnity. Any such director, officer or employee who has been wholly or partially successful on the merits or otherwise with respect to any claim of the character described herein shall be entitled to indemnification as of right. Any director, officer or employee who is not wholly successful on the merits or otherwise shall be entitled to indemnification by the Corporation as long as (i) the Board of Directors acting by a quorum consisting of directors who are not parties to or who have been wholly successful with respect to such claim, action, suit or proceeding shall find that the person to be indemnified acted in good faith with a reasonable belief that such conduct was not opposed to the best interests of the Corporation or other entity, as the case may be, and, in addition, in any criminal action or proceeding (which shall not be deemed to include civil, administrative or investigative actions or proceedings in which conduct which violates a criminal statute is alleged) he had reasonable belief that his conduct was lawful, or (ii) independent legal counsel (who may be regular counsel of the Corporation) shall deliver to it its written opinion that the person to be indemnified so acted. Indemnification by the Corporation pursuant to this Section 11.03 shall be mandatory unless the Corporation is prohibited from doing so under state or federal law.

11.04.  No Presumption. The termination of any claim by judgment, settlement (whether with or without court approval) or conviction or upon a plea of guilty or of nolo contendere or its equivalent shall not create a presumption that the person to be indemnified did not meet the standard of conduct set forth in Section 11.03.

11.05.  Several Claims. If several claims, issues or matters of action are involved, any such person may be entitled to indemnification as to some matters even though he is not entitled as to other matters, and to some or a portion of the expenses or amounts paid in the settlement, where the director, officer or employee is entitled to some or a portion of such expenses or amounts.

11.06.  Advances. Except where prohibited by law, the Corporation shall advance expenses to or, where appropriate, shall at its expense undertake the defense of any such director, officer or employee upon receipt of an undertaking by or on behalf of such person to repay such expenses if it should ultimately be determined that he is not entitled to indemnification under this Article 11.

11.07.  Applicability. The provisions of this Article 11 shall be applicable to claims, actions, suits or proceedings made or commenced after the adoption hereof, whether arising from acts or omissions to act during, before or after the adoption hereof.

11.08.  Extent of Rights. The rights of indemnification provided hereunder shall be a contract right to the person concerned, and shall be in addition to any rights to which any person concerned may otherwise be entitled by contract or as a matter of law and shall inure to the benefit of the heirs, executors and administrators of any such person.

11.09.  Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another entity against any liability asserted against him and incurred by him in any capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article 11 or otherwise.